                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in to the registration statement on Form N-14 ("Registration Statement") of our report dated May 15, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of Barr Rosenberg Series Trust, which are also incorporated by reference into the Registration Statement.



PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Francisco, California
February 2, 2001